Patent License Agreement

EXHIIBT 10.6

Patent License Agreement

This Patent License Agreement (the "Agreement") is made and entered into as of January 9, 2009 (the “Effective Date”) in Zhengzhou, the People’s Republic of China (the “PRC” or “China”):

Between

Licensor: Zhong Bo
ID. No.: 412801195008100614
Address: No.5, Unit 6, Building 28, Huzhu Road, Zhongyuan District, Zhengzhou.

And

Licensee: Zhengzhou Shenyang Technology Co, Ltd.
Business License No.: 410100100008310
Address: Building 28, Huzhu Road, Zhongyuan District, Zhengzhou.

Licensor and Licensee shall be referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS:

1.       Licensor is the owner of a utility model patent entitled “Double-Sided Printed Circuit Board for Cable TV Outdoor Optical Receiver (有线电视室外光接收机双面印刷电路板)” (the “Patent”, which was granted as of January 30, 2002 with the Patent Number of ZL 01 207855.7, and the Patent Certificate of which is attached as Exhibit A ).

2.
Licensor agrees to license Licensee to use the Patent in accordance with terms and conditions of this Agreement and Licensee agrees to accept such license in accordance with terms and conditions of this Agreement.

NOW, the Parties hereby agree as follows:

1.	Definition

1.1
Patent shall mean a utility model patent entitled “Double-Sided Printed Circuit Board for Cable-TV Outdoor Optical Receiver (有线电视室外光接收机双面印刷电路板)” published by the SIPO as of January 30, 2002 with the Patent Number of ZL 01 207855.7, which Licensor licenses Licensee to implement.

Patent License Agreement

1.2	Know-how shall mean the technology that has not been in the public domain but is helpful for the implementation of the Patented technology for industrial production .

1.3
Technology Data shall mean all documents relating to the Patent, all Know-how relating to the implementation of the Patent, and design drawings, process drawings, process formula, technological process and other technology data.

1.4	Improved Technology shall mean any improvement to the technology licensed by Licensor to Licensee.

1.5
Exclusive License shall mean Licensor to exclusively licenses to Licensee rights to implement the Patent technology in the agreed term, territory and technology field in accordance with terms and conditions set forth in this Agreement. Without the written consent of Licensee, Licensor shall not retain any right to use such Patent technology and enter into any license agreement with any third party regarding the Patent.  Licensee has the right to sub-license any third party to implement the Patent without the consent of Licensor.

2.	Mode and Scope of Patent License

2.1
Licensor to exclusively licenses to Licensee rights to implement the Patent within the territory of the PRC during the license term set forth in Section 3.1.  Without written consent of Licensee, Licensor shall not sub-license any third party to make, use or sell any patented articles.

2.2
Licensor has the right to, at its sole discretion, use the Patent technology and manufacture, use, offer for sale, sell and export the Patent products, or license other parties to use the Patent technology and manufacture, use, offer for sale, sell and export the Patent products.

2.3
Licensor agrees that Licensee has the right to sub-license the third party to use the Patent technology; however, the scope of sublicense shall not exceed the scope licensed by Licensor to Licensee as set forth in Sections 2.1 and 2.2.

3.	Term of Patent License

3.1	The term of license granted by Licensor to Licensee herein shall be from the effective date of this Agreement to the expiration or termination date of the Patent.

Patent License Agreement

4.	Delivery of Patent Documents and Technology Data

4.1
Licensor shall deliver all Patent documents (the “Patent Documents”, including but not limited to the Patent documents, Technology Data, Know-how, technology standards and other technology, except for the documents which have been delivered before the execution of this Agreement,), to Licensee within three (3) days after the effective date of this Agreement.

5.	License Fees and Registration

5.1	Licensor grants to Licensee a royalty-free Exclusive License to use the Patent technology in accordance with the scope of license during the term of license.

5.2	The Parties agree to cooperate with each other to handle the registration and filing procedures in accordance with the law. Licensee shall bear the costs and fees for such registration.

6.	Improved Technology

6.1
Licensor agrees that Licensee has the sole and exclusive right in and to the Improved Technology and Licensee has the right to apply for patent, copyright or other intellectual property rights regarding the Improved Technology, and to request Licensor to provide necessary assistance for such application.

7.	Representations, Warranties and Covenants

7.1	Licensor represents and warrants to Licensee as follows：

7.1.1
Licensor warrants and represents that it has all necessary right, power and capability to enter into and perform the obligations and liabilities under this Agreement.  This Agreement is binding on Licensor legally and validly upon the execution hereof.

7.1.2	Licensor has legal and entire proprietary and control of the Patent, and has the right and authority to enter into this Agreement and license the Patent.

7.2	Licensee represents, warrants and covenants to Licensor as follow：

7.2.1
Licensee is a limited liability company duly organized and existing under the laws of the PRC, and has all necessary right, power and capacity to enter into and perform the obligations and liabilities under this Agreement.  This Agreement is legally and validly binding on and enforceable to Licensee upon the execution hereof.

Patent License Agreement

7.2.2
Licensee shall enter into and perform this Agreement within its power and business scope, and has adopted necessary corporate authorization, obtained all the consents and approvals of the third party and governmental authorities, and not violated all binding or applicable laws and limitations to the company.

8.	Infringement

8.1
Where either Party discovers that the Patent is infringed by a third party, such Party shall inform the other Party immediately. Licensor shall negotiate with the infringing party, or be responsible for addressing a petition to the patent administrative authorities, or bringing a suit to the court, and Licensee shall provide assistance.

9.	Dispute Resolution

9.1
In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through good faith amicable negotiations.  In the event the Parties fail to reach an agreement on the dispute within thirty (30) days after either Party's request the resolution of the dispute through negotiations, such Party may submit the relevant disputes to Zhengzhou Arbitration Commission for resolution, in accordance with its then effective arbitration rules.  The arbitration shall be conducted in Zhengzhou, and the language used during arbitration shall be Chinese.  The arbitration award shall be final and binding on both Parties.

10.	Governing law

10.1	The effectiveness, construction, and enforcement of this Agreement hereunder shall be governed by the laws of PRC.

11.	Amendments and Supplements

11.1
Any amendments and supplements to this Agreement shall be in writing.  The amendment agreements and supplementary agreements to this Agreement duly signed by the Parties shall be an integral part of this Agreement and shall have the equal legal validity with this Agreement.

12.	Severability
                                             Patent License Agreement
12.1
In the event that any provision of this Agreement is found to be invalid and unenforceable in any aspect in accordance with any laws or regulations, such provision is invalid and unenforceable to the extent of relevant jurisdiction under relevant laws and regulations, and the validity and enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect.

Patent License Agreement

13.	Effectiveness and Termination

13.1	This Agreement is executed on the date first above written and shall take effect as of such date. This Agreement shall expire upon expiration or termination of the Patent .

14.	Miscellaneous

14.1	This Agreement is written in Chinese in four copies, each Party having one copy while other two copies for filing.

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Patent License Agreement as of the date first above written.

Licensor: Zhong Bo

By:	/s/ Zhong Bo

Licensee: Zhengzhou Shengyang Technology Co., Ltd. (seal)

Legal representative or authorized representative:

Name:/s/ Zhong Bo

Patent License Agreement

Exhibit A Patent Certificate

 [Please attach]